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                                                                     Exhibit 5.1





                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, NY 10153-0119
                           Telephone: (212) 310-8000
                              Fax: (212) 310-8007


                                 June 29, 1998


Outboard Marine Corporation
100 Sea Horse Drive
Waukegan, IL 60085

Ladies and Gentlemen:

     We have acted as counsel to Outboard Marine Corporation, a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Subsidiary Guarantors"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $160,000,000 aggregate principal amount of 10-3/4% Senior Notes due 2008, Series B (the "New Notes") of the Company and the Subsidiary Guarantors' guarantees thereof (the "Subsidiary Guarantees").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Indenture, dated as of May 27, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the New Notes and the Subsidiary Guarantees will be issued (the "Indenture"), the form of New Note and the Subsidiary Guarantees included as Exhibits 4.3 and 4.4 to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us

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as certified, conformed or photostatic copies and the authenticity of the originals of such later documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinions set forth below are also based on the assumption that the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


     The New Notes are duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee under the Indenture and issued and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).



     The Subsidiary Guarantees have been duly authorized, validly issued and constitute the legal, valid and binding obligations of each Subsidiary Guarantor, enforceable against it in accordance with their terms and the terms of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).


     The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.



                              Very truly yours,



                              WEIL, GOTSHAL & MANGES LLP